Exhibit 4.4

ALTISOURCE ASSET MANAGEMENT CORPORATION

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”), is entered into as of [•] (the “Grant Date”), by and between Altisource Asset Management Corporation (the “Corporation”), and Indroneel Chatterjee (the “Participant”).

WHEREAS, pursuant to the terms of the Employment Agreement dated January 13, 2020 between the Corporation and the Participant (as it may be amended from time to time, the “Employment Agreement”), the Corporation agreed to provide for the grant of restricted shares of common stock (the “Restricted Stock”) provided for herein to the Participant on the terms and subject to the conditions set forth herein; and

WHEREAS, the Compensation Committee of the Board of Directors of the Corporation (the “Committee”) has determined that it is in the best interests of the Corporation and its stockholders to grant the award provided for herein to the Participant on the terms and subject to the conditions set forth herein; and

WHEREAS, the Restricted Stock is being granted for purposes of (i) inducing the Participant to become, and to retain him as, Co-Chief Executive Officer of the Corporation and (ii) aligning the Participant’s interests with those of the Corporation’s stockholders; and

WHEREAS, in furtherance of the foregoing, the grant of the Restricted Stock provided for herein is intended to constitute an “employment inducement award” in accordance with Rule 303A.08 of the NYSE American Stock Exchange Listed Company Manual, and is offered as a material inducement to the Participant in connection with the Corporation’s hiring of the Participant as its Co-Chief Executive Officer, and is not being issued under the Altisource Asset Management Corporation 2012 Equity Incentive Plan, as amended from time to time (the “Plan”);

WHEREAS, the grant of the Restricted Stock is also made in consideration for the restrictive covenants set forth in the Employment Agreement; and

WHEREAS, capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Plan;

NOW, THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.Grant of Restricted Stock.

(a)Grant. In accordance with the employment inducement award exception to the shareholder-approval requirements of the NYSE American Stock Exchange set forth in Rule 303A.08 of the NYSE American Stock Exchange Listed Company Manual, the Corporation hereby grants to the Participant on the Grant Date 60,000 Shares of Restricted Stock on the terms and subject to the conditions set forth in this Agreement and, subject to Section 1(c) below, otherwise on terms identical to the terms provided in the Plan. In the event of any conflict between this Agreement and the Plan, this Agreement shall control. The Restricted Stock shall vest in accordance with Section 3. The Corporation shall promptly file with the Securities and Exchange Commission a registration statement on Form S-8 registering the Shares of Restricted Stock.

(b)Inducement Award. The Participant acknowledges that the grant of the Restricted Stock hereunder satisfies in full the Corporation’s obligation to provide him that portion of the “Inducement Award” as described in Section 2(c)(i)(2) of the Employment Agreement. The Participant further acknowledges that the grant of the Restricted Stock hereunder is intended to be in consideration for, in part, the covenants set forth in Section 14 of the Employment Agreement.

(c)Incorporation by Reference. It is understood that the Restricted Stock is not being granted pursuant to the Plan; provided, however, that this Agreement shall be construed and administered in a manner consistent with the provisions of the Plan as if granted pursuant thereto, the terms of which are incorporated herein by reference (including, without limitation, any interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan, which shall be deemed to apply to the Restricted Stock granted hereunder without any further action of the Committee, unless expressly provided otherwise by the Committee). The Committee shall have final authority to interpret and construe the terms of this Agreement and the Plan’s terms as they are incorporated herein by reference and deemed to apply to the Restricted Stock granted hereunder, and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Participant and the Participant’s beneficiaries in respect of any questions arising under the Plan or this Agreement. The Participant acknowledges that the Participant has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan, as incorporated into this Agreement. For the avoidance of doubt, the Restricted Stock granted hereunder shall not reduce the number of shares of Common Stock available for issuance pursuant to Awards granted under the Plan.

2.Restrictions; Transferability. Until the Shares of Restricted Stock have vested pursuant to this Agreement, they are subject to forfeiture and may not be sold, transferred, assigned, pledged, margined, or otherwise encumbered or disposed of, except for transfers and forfeitures to the Corporation, or, in the event of the death of the Participant, by will or by the laws of descent and distribution, or as otherwise permitted by the Committee in accordance with the terms of the Plan.

3.Vesting. Except as may otherwise be set forth in Section 4 below, the Restricted Stock shall vest in four equal installments on the first four anniversaries of the Grant Date, provided that the Participant remains employed by and in good standing with the Corporation or any Subsidiary through the applicable vesting date.

4.Termination of Employment or Services.

(a)If the Participant’s employment with the Corporation and its Subsidiaries is terminated by the Corporation or a Subsidiary without Cause or by the Participant for Good Reason, as such terms are defined in the Employment Agreement, then, provided that the Participant executes and delivers to the Corporation the Agreement and Release specified in the Employment Agreement within fifty (50) days of the Participant’s termination of employment, and does not revoke such Agreement and Release such that it becomes effective by its terms prior to the sixtieth (60th) day following the Participant’s termination of employment, all Shares of Restricted Stock shall vest and become nonforfeitable in full as of the date of the Participant’s termination of employment.

(b)Except as set forth in Section 4(a) above, if the Participant’s employment with the Corporation and its Subsidiaries terminates for any reason, all unvested Shares of Restricted Stock shall immediately be forfeited and reacquired by the Corporation without any consideration payable to the Participant.

(c)If the Participant’s employment with the Corporation and its Subsidiaries is involuntarily terminated for Cause, as defined in the Plan, all Shares of Restricted Stock, whether or not then vested, shall immediately be forfeited and reacquired by the Corporation without any consideration payable to the Participant.

5.Rights as a Stockholder. Prior to the vesting of the Restricted Stock, the Participant shall have no right to vote the Shares of Restricted Stock. Any dividends or other distributions (other than distributions of Shares) paid on Shares of Restricted Stock prior to vesting shall be accrued in a non-interest bearing book account, and the accrued dividends shall be paid upon vesting of the Shares to which the dividends relate. Such accrued dividends will be forfeited to the extent the Restricted Stock is forfeited. Any dividends paid in Shares shall be treated as additional Shares of Restricted Stock and shall be subject to the same terms as the Restricted Stock with respect to which they were paid.

6.Compliance with Legal Requirements.

(a)Generally. The granting of the Restricted Stock, and any other obligations of the Corporation under this Agreement, shall be subject to all applicable U.S. federal, state and local laws, rules and regulations, all applicable non-U.S. laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Participant agrees to take all steps that the Committee or the Corporation determines are reasonably necessary to comply with all applicable provisions of U.S. federal and state securities law and non-U.S. securities law in exercising the Participant’s rights under this Agreement.

(b)Tax Withholding. The Participant shall be subject to the tax withholding terms of the Plan with respect to the Restricted Stock. Without limiting the foregoing, the Participant or his successor shall make arrangements satisfactory to the Corporation, in its discretion, for the satisfaction of any withholding tax obligations that arise in connection with grant or vesting of the Restricted Stock to the extent required by applicable Federal, state, local or foreign law. The Corporation is authorized to withhold amounts of withholding taxes due from any amounts payable to the Participant by the Corporation or any Subsidiary and to take such other action as the Committee may deem necessary or advisable to enable the Corporation and the Participant to satisfy obligations for the payment of such taxes. This authority shall include authority to withhold or receive Shares, Awards or other property and to make cash payments in respect thereof in satisfaction of such tax obligations.

7.Tax Consequences. The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and foreign tax consequences of this award of Restricted Stock and the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Corporation or any of its agents. The Participant understands that the Participant (and not the Corporation) shall be responsible for the Participant’s own tax liability with respect to the grant and vesting of the Restricted Stock under the terms of this Agreement. The Participant understands that Section 83 of the Code taxes as ordinary income the difference between the amount paid for the Shares underlying the Restricted Stock and the Fair Market Value of the Shares as of the date any restrictions on the Shares lapse pursuant to this Agreement, and that the Participant may elect to be taxed at the time the Shares of Restricted Stock are granted rather than when the Restricted Stock vests by filing an election under Section 83(b) of the Code with the Internal Revenue Service within 30 days from the Grant Date.

THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT’S SOLE RESPONSIBILITY AND NOT THE CORPORATION’S TO TIMELY FILE THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF THE PARTICIPANT REQUESTS THE CORPORATION OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PARTICIPANT’S BEHALF.

8.Claw-Back Policy. Notwithstanding anything in this Agreement to the contrary, the Participant’s right to receive and retain the Restricted Stock, and to retain any profit or gain realized by the Participant in connection with the Restricted Stock, is subject to any applicable clawback or recoupment policies, share trading policies, and other policies that may be implemented by the Board from time to time with respect to officers of the Corporation.

9.Restrictive Covenants. Without limiting any other non-competition, non-solicitation, non-disparagement or non-disclosure or other similar agreement to which the Participant may be a party, Section 14 of the Employment Agreement (including any similar covenants in any successor employment agreement) are incorporated herein by reference and shall apply mutatis mutandis to this Agreement, and the Participant acknowledges and agrees that the grant of the Restricted Stock is good and valuable consideration for continued compliance with the covenants set forth therein.

10.Miscellaneous.
(a)Waiver. Any right of the Corporation contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(b)Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(c)No Rights to Employment, Directorship or Service. Nothing contained in the Plan or this Agreement shall confer or be construed as conferring upon the Participant any right to continue in the employ or service of the Corporation or to interfere in any way with the right of the Corporation or shareholders to terminate his employment or service at any time or increase or decrease his compensation, fees, or other payments from the rate in existence at the time of grant.

(d)Beneficiary. The Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation.

(e)Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.

(f)Entire Agreement. This Agreement (including the Plan and those sections of the Employment Agreement that are incorporated herein by reference) contains the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersedes all prior communications, representations and negotiations in respect thereto.

(g)Termination and Amendment. This award of Restricted Stock may be terminated or amended by the Committee in accordance with the terms of the Plan, as if the Restricted Stock were an Award granted pursuant to the Plan.

(h)Governing Law. This Agreement shall be governed by the laws of the United States Virgin Islands (without regard to the conflicts of laws thereof).

(i)Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(j)Counterparts. This Agreement may be executed in one or more counterparts (including via facsimile and electronic image scan (pdf)), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

(k)Electronic Signature and Delivery. This Agreement may be accepted by return signature or by electronic confirmation. By accepting this Agreement, the Participant consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by U.S. Securities and Exchange Commission rules (which consent may be revoked in writing by the Participant at any time upon three business days’ notice to the Corporation, in which case subsequent prospectuses, annual reports and other information will be delivered in hard copy to the Participant).

(l)Electronic Participation. The Corporation may, in its sole discretion, decide to deliver any documents related to this Agreement by electronic means. The Participant hereby consents to receive such documents by electronic delivery, including through an on-line or electronic system established and maintained by the Corporation or a third party designated by the Corporation.

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IN WITNESS WHEREOF, this Restricted Stock Award Agreement has been executed by the Corporation and the Participant as of the day first written above.

PARTICIPANT

Indroneel Chatterjee

ALTISOURCE ASSET MANAGMENT CORPORATION

By:
Title:

[Signature page to Restricted Stock Award Agreement]